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                                                                   EXHIBIT 10.12

           Sublease Agreement dated February 16, 1998 by and between
                       CytRx Corporation and Oread, Inc.


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                                    SUBLEASE


         THIS SUBLEASE is made as of the 16th day of February, 1998, by and between OREAD, INC., a Delaware corporation ("Oread"), and CYTRX CORPORATION, a Delaware corporation ("Subtenant").

                                    RECITALS

         A. Oread is the tenant under that certain Lease dated February 16, 1998 (the "Prime Lease"), by and between Proceutics, Inc. ("Prime Landlord") and Oread covering that certain building ("Building") located on the land described in Exhibit A attached hereto and having the mailing address of 150 Technology Parkway, Norcross, Georgia 30092.

         B. Oread and Subtenant have agreed that Subtenant will sublease a portion of the Building from Oread on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Sublease of Premises. Oread hereby subleases to Subtenant solely for scientific research, storage and laboratory use, and Subtenant hereby rents from Oread solely for scientific research, storage and laboratory uses a portion of the Building consisting of approximately 1506 square feet as more particularly shown on Exhibit B attached hereto and incorporated herein by this reference ("Subleased Premises"). Subtenant shall take the Subleased Premises in its "as is" condition.

         2. Prime Lease.

                  (a) Except as otherwise provided herein, this Sublease shall be upon the same terms and conditions as set forth in the Prime Lease, a copy of which is attached hereto as Exhibit C and incorporated herein by this reference. Subtenant shall observe and perform all of the covenants and obligations of the Tenant under the Prime Lease with respect to the use, operation and occupancy of the Subleased Premises. Without limiting the generality of the foregoing, the following provisions of the Prime Lease shall not apply to Subtenant: Sections 1, 2.1.3, 2.1.4, 2.1.5, 2.1.6, 2.1.7(b), 2.1.8, 2.1.10, 3, 5.1, 6.1, 9, and the
indemnities in favor of Landlord set forth in Sections 10.10, 20.1 and 39.1, except to the extent any such claim, judgment, damages, penalties, fines, costs, liabilities or losses described in such sections result from the acts, omissions or negligence of Subtenant or its agents, employees, contractors or guests (the "Subtenant Indemnity Obligations").

                  (b) In those instances under the Prime Lease in which the Prime Landlord


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thereunder has reserved certain rights with respect to the Demised Premises (as defined in the Prime Lease), or with respect to the Tenant under the Prime Lease, Oread shall be entitled to exercise all of such rights as against the Subleased Premises and Subtenant with the same force and effect as if all such rights of the Prime Landlord, as landlord under the Prime Lease, had been expressly set forth in this Sublease.

                  (c) With respect to obligations to be performed by the Prime Landlord under the Prime Lease, Oread shall have no obligation with respect to the performance of such obligations and shall have no liability to Subtenant by reason of Prime Landlord's failure to perform the same; however, in the event Prime Landlord shall breach such obligations, then, upon request by Subtenant, Landlord agrees to cooperate with Tenant (at Tenant's cost and expense) to cause Prime Landlord to perform such obligations. Tenant agrees to reimburse Landlord upon demand, as additional rent, for any costs and expenses incurred by Landlord at Tenant's direction to enforce compliance with the provisions of the Prime Lease.

                  (d) In the event of conflict between the Prime Lease and the provisions of this Sublease, the applicable provision which is more restrictive on Subtenant, or which imposes a greater obligation on Subtenant, shall control.

                  (e) Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Prime Lease.

         3. Term. The term of this Sublease ("Sublease Term") shall commence on February 16, 1998 ("Commencement Date") and shall expire on February 29, 2000, unless sooner terminated in compliance with the terms of this Sublease. Notwithstanding the foregoing, at any time after December 31, 1998, Oread or Subtenant shall have the right to cancel this Sublease by giving to the other party at least one hundred twenty (120) days' prior written notice of the intent to cancel. Said notice shall specify the cancellation date ("Cancellation Date"), which date shall not be on a day other than the last day of a month. Each of the parties hereto shall be responsible for performance of all terms and conditions of this Sublease which arise on or before the Cancellation Date.

         4. Rent.

         (a) Subtenant shall pay to Oread as initial annual rent ("Sublease Annual Rent") an amount equal to the greater of (i) Forty Five Thousand One Hundred Eighty Dollars ($45,180.00), or (ii) that sum which Oread must pay Landlord pursuant to the Prime Lease as Rent on an annual basis attributable to that portion of the Demised Premises designated hereunder as the Subleased Premises. Subtenant shall pay to Oread the Sublease Annual Rent, without abatement, deduction or offset, in lawful money of the United States of America, at the address for Landlord set forth in Paragraph 13 of this Sublease. The initial Sublease Annual Rent shall be paid on the first day of each month during the Sublease Term in equal monthly installments of Three Thousand Seven Hundred Sixty Five Dollars ($3,765.00). The Sublease


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Annual Rent is subject to adjustment as hereafter set forth.

         (b) The Sublease Annual Rent shall be increased effective each Rent Adjustment Date under the Prime Lease by eighty cents ($.80) per square foot.

         (c) Within ten (10) days after Oread receives from Prime Landlord the statement described in Section 7.2.1 of the Prime Lease showing the actual Operating Expenses and Oread's Pro Rata Share of Building Operating Expenses and Project Operating Expenses, Oread shall furnish to Subtenant a similar statement showing the additional amount, if any, owed by Subtenant to Oread as Sublease Annual Rent pursuant to Paragraph 4(a) above. If any additional amount is owed by Subtenant to Oread, such amount shall be due and payable no later than five
(5) days after delivery to Subtenant of such statement. Subtenant's obligation to pay any additional amount of Sublease Annual Rent due shall survive the termination of this Sublease.

         (d) Any monthly installment of Sublease Annual Rent due for any period less than a full month shall be prorated for such fractional month on the basis of the actual number of days in the month.

         5. Security Deposit.

         (a) On or before the Sublease Commencement Date, Subtenant shall deposit with Oread a security deposit (together with all interest thereon, the "Sublease Security Deposit") in the amount of Seven Thousand Five Hundred Thirty Dollars ($7,530.00), in cash, which Sublease Security Deposit shall be held by Oread as security for the performance by Subtenant of all of the terms, covenants and conditions of this Sublease to be kept and performed by Subtenant during the Sublease Term. If a Default shall occur with respect to any provision of this Sublease, including, without limitation, any provisions relating to the payment of Sublease Annual Rent or any installment thereof, Oread may (but shall not be required to) use, apply or retain all or any part of the Sublease Security Deposit for the payment of any Sublease Annual Rent or any other sum in Default, or to compensate Oread for any other loss or damage which Oread may suffer by reason of Subtenant's default. If any portion of the Sublease Security Deposit is so used or applied, Subtenant shall, upon demand therefor, deposit cash with Oread in an amount sufficient to restore the Sublease Security Deposit to its original amount, and Subtenant's failure to do so shall be a material breach of this Sublease. The Sublease Security Deposit shall be held in an interest bearing account separate from Oread's general fund.

         (b) In the event of bankruptcy or other debtor-creditor proceedings against Subtenant, the Sublease Security Deposit shall be deemed to be applied first to the payment of Sublease Annual Rent and other charges due Oread for all periods prior to the filing of such proceedings.

         (c) Oread shall deliver the Sublease Security Deposit, or any balance thereof


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following application of any portion of the Sublease Security Deposit pursuant to the provisions of Paragraph 5(a) above, to any purchaser of Oread's interest in the Subleased Premises, and, upon such purchaser's written confirmation of receipt of the Sublease Security Deposit and assumption of Oread's obligations under this Sublease, Oread shall be discharged from any further liability with respect to the Sublease Security Deposit. This provision also shall apply to any subsequent transfers.

         (d) If Subtenant shall fully perform every provision of this Sublease to be performed by Subtenant, the Sublease Security Deposit, or any balance thereof following application of any portion of the Sublease Security Deposit pursuant to the provisions of Paragraph 5(a) above, shall be returned to Subtenant within thirty (30) days after the expiration or earlier termination of this Sublease.

         6. Indemnities. (a) All indemnity and hold harmless agreements ("Indemnities") made by Oread in favor of Prime Landlord under the Prime Lease shall be deemed made by Subtenant in favor of Oread under this Sublease, including, without limitation, the Indemnities contained in Sections 10.10, 20.1 and 39.1 of the Prime Lease, but only to the extent of the Subtenant Indemnity Obligations. Nothing contained herein, however, shall be deemed to negate any indemnity obligations of Oread in favor of the Prime Landlord under the Prime Lease.

         (b) Oread hereby indemnifies and agrees to defend, hold and save Subtenant harmless from and against any and all demands, claims, liabilities, losses, costs, expenses, actions, causes of action, damages or judgments, and all reasonable expenses actually incurred in investigating or resisting the same (including, without limitation, reasonable attorneys' fees, charges and disbursements actually incurred), for injury or death to person or injury to property occurring within or about the Building, arising out of the use or occupancy of the Building by Oread and its employees, agents or guests or a breach or default by Oread in the performance of any of its obligations under this Sublease, except to the extent caused by the acts, omissions or negligence of Subtenant or its employees, agents, contractors or guests (provided that nothing herein shall be deemed to affect the indemnity obligations of Subtenant contained in Paragraph 6(a) above).

         7. Parking. Subtenant shall not have the right to use the parking facilities provided to Oread under the Prime Lease. Rather, Subtenant shall use the parking facilities available to the occupants of the building located at 154 Technology Parkway, Norcross, Georgia.

         8. Maintenance and Repair. Oread shall be responsible for all maintenance with respect to the Subleased Premises in accordance with the obligations of Tenant under the Prime Lease; provided, however, Subtenant shall be responsible for the repair of any damage to the Subleased Premises or Building which is caused by the activity of Subtenant, its employees, agents, contractors, customers or invitees, and Subtenant also shall be responsible for keeping the Subleased Premises clean and free of trash and debris. At the conclusion of the term of the


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Sublease, Subtenant shall be responsible for the repair of any damage to the
Subleased Premises or Building caused by the removal of Subtenant's property; provided, however, that Subtenant shall not remove from the Subleased Premises or Building any property which Oread would be prohibited from removing under the Prime Lease. In addition, at the conclusion of the term of this Sublease, Subtenant shall remove from the Subleased Premises and Building all radioactive materials.

         9. Insurance. Subtenant shall maintain the same type of insurance Oread is required to maintain under the Prime Lease in accordance with Section 21 of the Prime Lease. Subtenant shall provide Oread with a certificate evidencing the required insurance, which certificate shall show Oread and Prime Landlord as additional insureds.

         10. Default. The terms and provisions of Section 24 of the Prime Lease shall determine and govern any default by Subtenant under this Sublease. All late charges, default interest and other charges which Prime Landlord has the right to recover under the Prime Lease from Tenant can be recovered by Oread from Subtenant under this Sublease, with such amounts being calculated with respect to the rent payable by Subtenant for the Subleased Premises only.

         11. Assignment or Subletting. Subtenant shall not, either voluntarily or by operation of law, directly or indirectly, sell, hypothecate, assign, pledge, encumber or otherwise transfer this Lease or sublet the Subleased Premises or any part thereof without the prior written consent of Oread and Prime Landlord in each instance, which consent can be withheld in the sole and absolute discretion of Oread and/or Prime Landlord.

         12. Services by Oread. Subtenant agrees that Oread shall have no responsibility for the provision of any service which is the responsibility of Prime Landlord under the Prime Lease, and that Subtenant shall look solely to Prime Landlord for such services. Subtenant further agrees that Oread has not agreed to provide any other service or assistance to Subtenant in connection with this Sublease, except as specifically set forth herein.

         13. Notices. All notices and demands which are required to be given shall be in writing and shall be given in the same manner required by Section
40.11 of the Prime Lease at the addresses of the respective parties set forth below:


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         Oread:            Oread, Inc.
                                    1501 Wakarusa Drive
                                    Lawrence, Kansas 66047
                                    Attention:  Legal Department

         Subtenant:                 CytRx Corporation
                                    154 Technology Parkway
                                    Norcross, Georgia 30092
                                    Attention: Jack Luchese

         Prime Landlord:            At the address set forth in
                                    the Prime Lease

         14. Miscellaneous.

         (a) This Sublease, together with any exhibits hereto, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes any prior representations and understandings. This Sublease may not be amended or modified except in a writing executed by both parties, and subject to any required consent of the Prime Landlord.

         (b) The paragraph captions used in this Sublease are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Sublease.

         (c) Submission of this instrument for examination or signature by Subtenant does not constitute a reservation of or option for lease, and this Sublease is not effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

         (d) Time is of the essence with respect to the performance of every provision of this Sublease in which time of performance is a factor.

         (e) Each provision of this Sublease performable by Subtenant shall be deemed both a covenant and a condition.

         (f) In the event any of the provisions of this Sublease shall at any time be held by a court of competent jurisdiction to be illegal, invalid or unenforceable for any reason, such illegality, invalidity or unenforceability shall not affect the remaining provisions of this Sublease, and this Sublease shall be construed and enforced as if all such illegal, invalid or unenforceable provisions had never been inserted herein.

         (g) The language in all parts of this Sublease (together with the Prime Lease) shall


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be in all cases construed as a whole according to its fair meaning and not strictly for or against either Oread or Subtenant.

         (h) Whenever herein the singular number is used, the same shall include the plural and vice versa, and the neuter gender shall include the feminine and masculine genders.

         (i) Each of the covenants, conditions and agreements herein contained shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective successors and assigns or any person who may come into possession of the Subleased Premises or any part thereof in any manner whatsoever. Nothing in this Paragraph 14(i), however, shall in any way alter the prohibition against assignment or subletting contained in this Sublease.

         (j) This Sublease shall be governed by, construed and enforced in accordance with the laws of the State of Georgia.

         (k) All obligations of Oread and Subtenant which by their nature involve performance, in any particular, after the end of the Sublease Term or which cannot be ascertained to have been fully performed until after the end of the Sublease Term shall survive the expiration or sooner termination of this Sublease.

         (l) Oread and Subtenant each represent and warrant to the other that the person or entity signing this Sublease on behalf of such party is duly authorized to execute and deliver this Sublease and to legally bind the party on whose behalf this Sublease is signed to all of the terms, covenants and conditions contained herein. Subtenant represents and warrants that it is and shall remain during the Sublease Term in good standing under the laws of the state in which it was organized and in the state in which the Subleased Premises are located.

         15. WAIVER OF JURY TRIAL AND COUNTERCLAIMS.

                  THE PARTIES HERETO SHALL AND THEY HEREBY DO WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS SUBLEASE, THE RELATIONSHIP OF OREAD AND SUBTENANT, SUBTENANT'S USE OR OCCUPANCY OF THE SUBLEASED PREMISES OR ANY CLAIM OF INJURY OR DAMAGE.


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         IN WITNESS WHEREOF, the parties hereto have executed this Lease to be effective as of the date first above written.

LANDLORD:                  OREAD, INC.,
                                    a Delaware corporation


                                    By:
                                       ----------------------------

                                    Printed Name:
                                                 ------------------

                                    Title:
                                          -------------------------


SUBTENANT:                          CYTRX CORPORATION,
                                    a Delaware corporation

                                    By:
                                       ----------------------------

                                    Printed Name:
                                                 ------------------

                                    Title:
                                          -------------------------

                               CONSENT TO SUBLEASE

         The undersigned, as Prime Landlord under the Prime Lease, hereby consents to the subletting of the Subleased Premises to Subtenant under the terms and conditions contained in this Sublease.

                                    PROCEUTICS, INC.,
                                    a Delaware corporation

                                    By:
                                       ----------------------------

                                    Printed Name:
                                                 ------------------

                                    Title:
                                          -------------------------


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                                    EXHIBIT A

                                     [LAND]


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                                    EXHIBIT B

                              [SUBLEASED PREMISES]


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                                    EXHIBIT C

                                  [PRIME LEASE]